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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-1 filed of our report dated February 29, 1996, except for
Note 1, the tenth paragraph of Note 11, the thirteenth paragraph of Note 13 and
Note 16, for which the date is April 22, 1996, on our audits of the consolidated and combined financial statements and financial statement schedule of Designer Holdings Ltd., which appear in the Registration Statement on Form S-1 (File No. 333-13097) of Designer Holdings Ltd. and Designer
Finance Trust. We also consent to the incorporation by reference in this Registration Statement of the reference to our firm under the caption
"Experts" included in the Registration Statement on Form S-1 (File
No. 333-13097) of Designer Holdings Ltd. and Designer Finance Trust.


                                          COOPERS & LYBRAND L.L.P.

New York, New York
November 1, 1996